As filed with the Securities and Exchange Commission on October 22, 2024.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILENCE THERAPEUTICS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

72 Hammersmith Road

London W14 8TH

United Kingdom

Tel: +44 20 3457 6900

(Address and telephone number of Registrant’s principal executive offices)

Silence Therapeutics Inc.

221 River Street, 9th Floor

Hoboken, New Jersey 07030

Tel: +1 908 938 4221

(Name, address, and telephone number of agent for service)

Copies to:

Divakar Gupta Courtney T. Thorne Eric Blanchard Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Claire A. Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement of Silence Therapeutics plc, or the Company, contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by the Company of the securities identified therein from time to time in one or more offerings; and

•

an Open Market Sale Agreement SM, dated October 15, 2021, between the Company and Jefferies LLC, or the sales agreement, and prospectus supplement covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $100,000,000 of the Company’s American Depositary Shares, or ADSs, each representing three ordinary shares that may be issued and sold under the sales agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus.

PROSPECTUS

SILENCE THERAPEUTICS PLC

Ordinary Shares

(including Ordinary Shares Represented by American Depositary Shares)

From time to time, we or any selling shareholder may offer and sell our ordinary shares. Our ordinary shares may be represented by American Depositary Shares, or ADSs. Each ADS represents three ordinary shares of the Company.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

We or any selling shareholder will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling shareholders.

Our ADSs representing our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “SLN.” On October 21, 2024, the closing price of our ADSs on The Nasdaq Global Market was $17.97 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We are currently an “emerging growth company” and a “foreign private issuer,” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus and future filings. As of June 30, 2024, we did not meet the requirements for eligibility as a foreign private issuer. Further, as of December 31, 2024, we will no longer qualify as an “emerging growth company” and, as a result, we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in these securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission, the U.K. Financial Conduct Authority, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we or selling shareholders may, from time to time, offer and sell ordinary shares (including ordinary shares represented by ADSs) in one or more offerings. Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. There is no limit on the aggregate amount of the securities that we or selling shareholders may offer pursuant to the registration statement of which this prospectus is a part.

This prospectus provides you with a general description of the securities we or selling shareholders may offer. Each time we or selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation By Reference,” before investing in any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. Neither we, nor any selling shareholder, agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Silence Therapeutics,” “Silence Therapeutics plc,” “the Company,” “we,” “us” and “our” refer to Silence Therapeutics plc together with its subsidiaries.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

We are a public limited company incorporated under the laws of England and Wales. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As of June 30, 2024, we did not meet the requirements for eligibility as a foreign private issuer. Therefore, as of January 1, 2025, we are required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. Further, as of December 31, 2024, we will no longer qualify as an “emerging growth company” and, as a result, we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

TRADEMARKS

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in pounds sterling and report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. All references in this prospectus to “$” are to U.S. dollars and all references to “£” are to pounds sterling. Except with respect to U.S. dollar amounts presented as contractual terms or otherwise indicated, all amounts presented in this prospectus in U.S. dollars have been translated from pounds sterling solely for convenience at an assumed exchange rate of $1.26 per £1.00, based on the noon buying rate of the Federal Reserve Bank of New York on June 28, 2024. We make no representation that any pounds sterling or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars or pounds sterling, as the case may be, at any particular rate, or at all. These translations should not be considered representations that any such amounts have been, could have been or could be converted from pounds sterling into U.S. dollars at that or any other exchange rate as of that or any other date.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. Additionally, numerical figures under £100,000 have been rounded to the nearest thousand in this prospectus.

All references to “shares” or “ordinary shares” in this prospectus refer to ordinary shares of Silence Therapeutics plc with a nominal value of £0.05 per share.

PROSPECTUS SUMMARY

This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our ordinary shares and ADSs discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biotechnology company focused on discovering and developing novel molecules incorporating short interfering ribonucleic acid, or siRNA, to inhibit the expression of specific target genes thought to play a role in the pathology of diseases with significant unmet medical need. Our siRNA molecules are designed to harness the body’s natural mechanism of RNAi by specifically binding to and degrading messenger RNA, or mRNA, molecules that encode specific targeted disease-associated proteins in a cell. By degrading the message that encodes the disease-associated protein, the production of that protein is reduced and its level of activity is lowered. In the field of RNAi therapeutics, this reduction of disease-associated protein production and activity is referred to as “gene silencing.” Our proprietary mRNAi GOLD™ (GalNAc Oligonucleotide Discovery) platform consists of precision engineered product candidates designed to accurately target and ‘silence’ specific disease-associated genes in the liver. Using our mRNAi GOLD™ platform, we have generated siRNA product candidates both for our internal development pipeline as well as for out-licensed programs with third-party collaborators. Our wholly owned pipeline is currently focused in therapeutic areas of high unmet need, including cardiovascular disease, hematology and other rare diseases.

Our Pipeline

Our pipeline is centered around our liver-targeting mRNAi GOLD™ platform and consists of a diversified set of therapeutic areas, including cardiovascular disease, hematology and rare diseases. Our current pipeline is represented in the diagram below.

*Silence retains exclusive rights to this program outside of the China region, which includes Hong Kong, Macau and Taiwan.

Implications of Being an Emerging Growth Company

We are currently an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

As of June 30, 2024, the market value of our ordinary shares held by non-affiliates exceeded $700.0 million. As a result, as of December 31, 2024, we will be a large accelerated filer and we will no longer qualify as an “emerging growth company” and we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not a foreign private issuer.

As of June 30, 2024, we did not meet the requirements for eligibility as a foreign private issuer. Therefore, as of January 1, 2025, we are required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We will have to prepare our financial statements in accordance with U.S. GAAP, resulting in financial statements that are different from our historical financial statements, which may make it more difficult for investors to compare our financial performance over time. We will also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws may be significantly higher as a domestic reporting company; as a result, our legal and financial compliance costs will increase and may be more time consuming. We will also be required to update this registration statement to comply with the form requirements applicable to a domestic issuer, to the extent that we are required or otherwise elect to maintain the effectiveness of this registration statement at that time.

Corporate History and Information

We were incorporated as a public limited company under the laws of England and Wales on November 18, 1994 under the name Stanford Rook Holdings plc with company number 2992058. In July 2005, we acquired Atugen AG, a company specializing in siRNA. On April 26, 2007, we changed our name to Silence Therapeutics plc. Our principal executive offices are located at 72 Hammersmith Road, London W14 8TH, United Kingdom and our telephone number is +44 (0)20-3457-6900. Our registered office address is 27 Eastcastle Street, London, W1W 8DH, United Kingdom.

Our website address is www.silence-therapeutics.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our agent for service of process in the United States is Silence Therapeutics Inc., 221 River Street, 9th Floor, Hoboken, New Jersey 07030.

The Securities We May Offer

Under this prospectus, we or selling shareholders may offer ordinary shares or ADSs representing our ordinary shares from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we or selling shareholders may offer. Each time we or selling shareholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We or selling shareholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We or selling shareholders, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling shareholders offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties set forth below as well as those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2023 as updated by our subsequent SEC filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to Our Securities

As of the end of our most recent second fiscal quarter, we did not meet the requirements for eligibility as a foreign private issuer and, as of January 1, 2025, we will be required to comply with the provisions of the Exchange Act and the rules of Nasdaq applicable to U.S. domestic issuers, which will require us to incur significant expenses and expend time and resources.

As of the end of our most recent second fiscal quarter, we did not meet the requirements for eligibility as a foreign private issuer. As a result, as of January 1, 2025, we will be required to comply with all of the provisions applicable to a U.S. domestic issuer under the Exchange Act, including filing an annual report on Form 10-K, quarterly periodic reports and current reports for certain events, complying with the sections of the Exchange Act regulating the solicitation of proxies, requiring insiders to file public reports of their share ownership and trading activities and insiders being liable for profit from trades made in a short period of time. We will also be required to comply with the rules of Nasdaq applicable to U.S. domestic issuers, including that our articles of association specify a quorum of no less than one-third of our outstanding voting ordinary shares for meetings of our shareholders, the solicitation of proxies and the approval by our shareholders in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control and certain private placements. In addition, we will be required to report our financial results under U.S. GAAP, including our historical financial results, which have previously been prepared in accordance with International Financial Reporting Standards. We expect to incur significant legal, accounting, insurance and other expenses and to expend greater time and resources, as we prepare for compliance, and comply, with these requirements.

We will no longer qualify as an “emerging growth company” as of December 31, 2024 and, as a result, we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

We are currently an “emerging growth company” as defined in the JOBS Act and we have taken advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) exemptions from the requirements of holding nonbinding advisory shareholder votes on executive compensation and shareholder approval of any golden parachute payments not approved previously. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in our periodic reports.

Because the market value of our ordinary shares held by non-affiliates exceeded $700.0 million as of June 30, 2024, we will cease to qualify as an “emerging growth company” as of December 31, 2024, and as such, we will no longer be able to take advantage of any of the exemptions from various reporting requirements that are applicable to emerging growth companies effective as of December 31, 2024. We expect that the loss of our “emerging growth company” status and our compliance with the additional requirements that we were previously exempt from as an “emerging growth company” will increase our legal and financial compliance costs. In addition, any failure to comply with these additional requirements in a timely manner, or at all, could have an adverse effect on our business and results of operations and could cause a decline in the price of our ADSs.

We have incurred and will continue to incur increased costs as a result of operating as a public company, and our management has devoted and will continue to be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer allowed to avail ourselves of the reduced disclosure requirements of an emerging growth company, we will incur significant legal, accounting and other expenses that we did not previously incur as a private company or as an emerging growth company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Global Select Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Once we are no longer able to take advantage of the exemptions from various reporting requirements that are applicable to emerging growth companies, we will be required to comply with auditor attestation requirements, increased disclosure obligations and other reporting requirements which will likely increase our costs in the upcoming fiscal year. Our management and other personnel devote and will need to continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs, particularly as we hire additional financial and accounting employees to meet public company internal control and financial reporting requirements and will make some activities more time-consuming and costly compared to when we were a private company. For example, as a public company it is more difficult and more expensive for us to obtain director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantial costs. The impact of these events could also make it more difficult for us to attract and retain qualified members of our board of directors.

Pursuant to Section 404, we are required to furnish a report by our management on our internal control over financial reporting. When we lose our status as an “emerging growth company” as of December 31, 2024, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. At such time as we are required to obtain auditor attestation, if we then have an unremediated material weakness, we would receive an adverse opinion regarding our internal control over financial reporting from our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will continue to engage in process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate or increase internal resources, including through hiring additional financial and accounting personnel, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses in our internal control over financial reporting, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our ADSs.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could harm our business and have a negative effect on the trading price of our ADSs.

Our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting starting from our annual report required to be filed with the SEC for the fiscal year ending December 31, 2024. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation, which could have a negative effect on the trading price of our ADSs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference and any free writing prospectus prepared by or on behalf of us or to which we have referred you contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

Forward-looking statements include, but are not limited to, statements regarding:

•

the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of preclinical studies or clinical trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•

our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•	our plans to collaborate, or statements regarding the ongoing collaborations, with third parties;

•	our plans to research, develop, manufacture and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our ability to raise additional capital;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	the loss of our emerging growth status effective as of December 31, 2024;

•	the loss of our foreign private issuer status effective as of January 1, 2025;

•

our belief that our existing cash, cash equivalents and future anticipated milestone payments from our existing collaborations will be sufficient to fund our operating expenses and capital expenditure requirements into 2026;

•	regulatory developments in the United States, United Kingdom, European Union and other jurisdictions; and

•	any other factors which may impact our financial results or future trading prices of our ADSs.

You should refer to the important factors in the cautionary statements included in this prospectus and in the other documents incorporated herein, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any applicable prospectus supplement, any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of June 30, 2024 derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus.

You should read the financial data in the following table in conjunction with our unaudited condensed consolidated financial statements, audited consolidated financial statements and related notes incorporated by reference into this prospectus.

	AS OF JUNE 30, 2024
(in thousands)	($) (1)	(£)
Cash and cash equivalents	$138,210	£109,482
Term deposits	50,637	40,112

Cash, cash equivalents and term deposits	$188,847	£149,594

Indebtedness	—	—
Equity:
Share capital	8,861	7,019
Capital reserves and translation reserve	537,325	425,638
Accumulated losses	(404,157)	(320,150)

Total equity	$142,029	£112,507

Total capitalization	$142,029	£112,507

(1)	Translated solely for convenience into U.S. dollars at an assumed exchange rate of $1.2624 per £1.00, which was the rounded official exchange rate of such currencies as of June 28, 2024.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may have authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the continued clinical development of our product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of securities by selling shareholders.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or selling shareholders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or selling shareholders may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or (4) through a combination of such methods. We or selling shareholders may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each time that we or selling shareholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We or selling shareholders may directly solicit offers to purchase the securities being offered by this prospectus. We or selling shareholders may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we or selling shareholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling shareholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or selling shareholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or the selling shareholders will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling shareholders, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we or selling shareholders pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we or selling shareholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of the U.K. Companies Act 2006, or the Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the full version of our articles of association, which are incorporated by reference herein. Further, please note that holders of our American Depositary Shares, or ADSs, will not be treated as one of our shareholders and will not have any shareholder rights.

General

We were incorporated as a public limited company under the laws of England and Wales on November 18, 1994 under the name Stanford Rook Holdings plc with company number 2992058. In July 2005, we acquired Atugen AG, a company specializing in siRNA. On April 26, 2007, we changed our name to Silence Therapeutics plc. Our principal executive offices are located at 72 Hammersmith Road, London W14 8TH, United Kingdom and our telephone number is +44 (0)20-3457-6900. Our registered office address is 27 Eastcastle Street, London, W1W 8DH, United Kingdom.

Our ADSs are listed on The Nasdaq Global Market under the trading symbol “SLN.” Our ordinary shares are registered under the Exchange Act, not for trading, but only in connection with the listing of our ADSs on The Nasdaq Global Market.

The principal legislation under which we operate and under which our ordinary shares are issued is the Companies Act. As of June 30, 2024, the issued and outstanding share capital of Silence Therapeutics plc was 140,393,470 ordinary shares issued and outstanding, with a nominal value of £0.05 per ordinary share. Each issued ordinary share is fully paid.

Ordinary Shares

In accordance with our articles of association, the following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

•	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

See also “—Articles of Association” below.

Options

As at June 30, 2024, there were options to purchase 17,955,915 ordinary shares outstanding with a weighted average exercise price of £4.42 per ordinary share. The options generally lapse after 10 years from the date of the grant.

Register of Members

We are required by the Companies Act to keep a register of our shareholders. Under the laws of England and Wales, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Link Market Services Limited, trading as Link Group.

Holders of the ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the ordinary shares underlying the ADSs. Holders of the ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on the ADSs and ADS holder rights see “Description of American Depositary Shares”.

Under the Companies Act, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We also are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders, or any other affected person may apply to the court for rectification of the share register if:

•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of shareholders; or

•

there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Preemptive Rights

The laws of England and Wales generally provide shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and voting at that general meeting, to disapply these preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the disapplication is contained in the articles of association, or from the date of the shareholder resolution, if the disapplication is by shareholder resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years) to be effective.

On April 27, 2023, our shareholders approved the disapplication of preemptive rights for a period of five years from the date of approval in relation to the equity securities (within the meaning of the Companies Act) authorized to be allotted pursuant to such resolution, which disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period). The disapplication of preemptive rights is limited to the allotment of equity securities (within the meaning of the Companies Act) up to a maximum aggregate nominal amount of £5,402,633.25.

Key Provisions of Our Articles of Association

The following is a summary of certain key provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive.

The articles of association contain, among other things, provisions to the following effect:

Objects

The objects of the Company are unrestricted.

Shares and Rights Attaching to Them

Share Rights

Subject to any special rights attaching to shares or class of shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or be subject to such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as we may by ordinary resolution of the shareholders determine or, in the absence of any such determination, as our board may determine.

Voting Rights

Subject to any rights or restrictions attached to any shares from time to time, the voting rights attaching to our shares are as follows:

•	on a show of hands, every shareholder present in person shall have one vote;

•

on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•

on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it;

•	on a show of hands, each duly authorised corporate representative has one vote;

•

on a poll every shareholder who is present in person or by proxy or by corporate representative shall have one vote for each share of which he or she is the holder or in respect of which their appointment as proxy or corporate representative is made; and

•

in the case of joint holders of a share, the vote of the senior holder who votes shall be accepted to the exclusion of the votes of the other joint holders (and seniority shall be determined by the order in which the names stand in the register in respect of the share).

•

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law—Voting Rights,” a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote on the resolution;

•

any shareholder(s) present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders having the right to attend and vote at the meeting (excluding the shares held in treasury); or

•

any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sums paid up on all shares conferring that right (excluding the shares held in treasury).

A resolution put to the vote at a general meeting held partly by means of electronic facility or facilities shall, unless the chairman of the meeting determines that it shall be decided on a show of hands, be decided on a poll.

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

The board of directors, or the board, may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to us serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

Dividends

We may, subject to the provisions of the Companies Act and the articles of association, by ordinary resolution of shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. The directors may from time to time pay shareholders such interim dividends as they think fit and may also pay the fixed dividends payable on any shares of the company half-yearly or otherwise on fixed dates. If the directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

Subject to any special rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid proportionately according to the amounts paid up on the shares during any part or parts of the period in respect of which the dividend is paid.

Subject to any rights attaching to or the terms of issue of any shares, no dividend or other monies payable by us on or in respect of any share shall bear interest against us. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and shall revert to us.

Dividends may be declared or paid in any currency or currencies and the board may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met.

Any general meeting declaring a dividend may by ordinary resolution of shareholders, upon the recommendation of the board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets other than cash, and in particular of paid up shares or debentures of any other company. The directors may, if authorized by ordinary resolution of shareholders, offer any holders of ordinary shares the right to elect to receive in lieu of a dividend an allotment of ordinary shares credited as fully paid up, subject to such exclusions and other arrangements as the board may deem necessary or expedient to deal with legal or practical problems in respect of overseas shareholders or in respect of shares represented by depositary receipts.

Change of Control

There is no specific provision in the articles of association that would have the effect of delaying, deferring or preventing a change of control.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may set such values as he or she deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Variation of Rights

All or any of the rights and restrictions attached to any class of shares issued may be abrogated or varied with the consent in writing of the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such class of shares, subject to the Companies Act and the terms of their issue. The Companies Act provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should an aggregate of 15% of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.

Alteration to Share Capital

We may, by ordinary resolution of shareholders, consolidate all or any of our share capital into shares of larger nominal amount than our existing shares, or sub-divide our shares or any of them into shares of a smaller amount. We may, by special resolution of shareholders, confirmed by the court, reduce our share capital, any capital redemption reserve or any share premium account in any manner authorized by the Companies Act. We may redeem or purchase all or any of our shares as described in “Other English Law Considerations—Purchase of Own Shares.”

Preemption Rights

Subject to the Companies Act and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as we may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as our board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares).

In accordance with the Companies Act, the board of directors may be generally and unconditionally authorized to exercise for each prescribed period of up to five years all the powers of the Company to allot shares or grant rights to subscribe for or to convert any security into shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment.

On April 27, 2023, our shareholders approved a resolution authorizing the board of directors pursuant to Section 551 of the Companies Act to allot new shares or to grant rights to subscribe for or to convert any security into shares in the company up to a maximum aggregate nominal amount of £5,402,633.25. This authority runs for five years and will expire on April 26, 2028.

On April 27, 2023, our shareholders approved the disapplication of preemptive rights for a period of five years from the date of approval in relation to the equity securities (within the meaning of the Companies Act) authorized to be allotted pursuant to such resolution, which disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period). The disapplication of preemptive rights is limited to the allotment of equity securities (within the meaning of the Companies Act) up to a maximum aggregate nominal amount of £5,402,633.25.

Transfer of Shares

Any certificated shareholder may transfer all or any of his, her or its shares by an instrument of transfer in any usual or common form or in any other manner which is permitted by the Companies Act and approved by the board. Any written instrument of transfer shall be signed by or on behalf of the transferor and in the case of a partly paid share, the transferee.

The board may decline to register any transfer of any share:

•

which is not a fully paid share, provided that, where any such shares or securities are listed on any stock exchange, such discretion may not be exercised in a way in which the U.K. Financial Conduct Authority, the London Stock Exchange or any other relevant regulator or stock exchange regards as preventing dealing in shares or other securities from taking place on an open and proper basis;

•

unless any written instrument of transfer, duly stamped (if required), is deposited with us at our registered office or such other place as the board may from time to time determine, accompanied by the certificate for the shares to which it relates;

•

unless there is provided such evidence as the board may reasonably require to show the right of the transferor to make the transfer and if the instrument of transfer is executed by some other person on his, her or its behalf, the authority of that person to do so;

•	where the transfer is in respect of more than one class of share; and

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four.

If the board declines to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal, together with reasons for the refusal.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened at such time and place and with such additional means of attendance and participation (including at such other place(s) and/or by means of an electronic facility or facilities) as the board sees fit, subject to the requirements of the Companies Act, as described in “Differences in Corporate Law—Annual General Meeting” and “Differences in Corporate Law—Notice of General Meetings.”

Notice of General Meetings

The arrangements for the calling of general meetings are described in “Differences in Corporate Law—Notice of General Meetings.”

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum.

Class Meetings

The provisions in our articles of association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•

the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class (excluding any shares held in treasury);

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him or her; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, we may not have less than two directors on the board of directors but are not subject to any maximum number of directors.

Appointment of Directors

Subject to the provisions of our articles of association, we may, by ordinary resolution of the shareholders, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. However, any person that is not a director retiring from the existing board must be recommended by the board of directors, or be proposed by a shareholder not less than seven and not more than 42 days before the date appointed for the meeting in order to be eligible for election.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with our articles of association.

Any director appointed by the board will hold office only until the following annual general meeting. Such a director is eligible for re-appointment at that meeting.

Rotation of Directors

At every annual general meeting, there shall retire from office any director who shall have been a director at each of the preceding two annual general meetings and who was not appointed or re-appointed by us in general meeting at, or since, either such meeting. A retiring director shall be eligible for re-appointment. A director retiring at a meeting shall, if he or she is not re-appointed at such meeting, retain office until the meeting appoints someone in his or her place, or if it does not do so, until the conclusion of such meeting.

Directors’ Interests

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director shall not, save as otherwise agreed by him or her, be accountable to us for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under sections 175, 177 and 182 of the Companies Act, a director who is in any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with us shall declare the nature of his interest at a meeting of the directors.

A director shall not vote in respect of any contract, arrangement or transaction whatsoever in which he or she has an interest which is to his or her knowledge a material interest otherwise than by virtue of interests in shares or debentures or other securities of or otherwise in or through our company. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

•

the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or by any other person at the request of or for the benefit of our company or any of our subsidiary undertakings;

•

the giving of any guarantee, security or indemnity in respect of a debt or obligation of our company or any of our subsidiary undertakings for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

•

any proposal concerning an offer of securities of or by our company or any of our subsidiary undertakings in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

•

any contract, arrangement or transaction concerning any other body corporate in which he or she or any person connected with him or her (within the meaning of sections 252-5 of the Companies Act) is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he or she and any persons so connected with him or her do not to his or her knowledge hold an interest (within the meaning of sections 820 to 825 of the Companies Act) in one percent or more of any class of the equity share capital of such body corporate or of the voting rights available to members of the relevant body corporate;

•

any contract, arrangement or transaction for the benefit of employees of our company or any of our subsidiary undertakings which does not accord to him or her any privilege or advantage not generally accorded to the employees to whom the scheme relates;

•	any contract, arrangement or transaction concerning any insurance which our company is to purchase and/or maintain for, or for the benefit of, any directors or persons including directors;

•	the giving of an indemnity in relation to another director; and

•	the provision of funds to any director to meet, or the doing of anything to enable a director to avoid incurring, expenditure of the nature described in section 205(1) or 206 of the Companies Act.

If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee in such sums as may from time to time be determined by the directors provided that the aggregate of all such fees so paid to directors shall not exceed £500,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid all his or her reasonable traveling, hotel and other expenses properly incurred in attending and returning from meetings of the directors or committees of the directors or general meetings of the company or separate meetings of the holders of any class of shares or debentures of the company or otherwise in connection with the business of our company.

Any director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of our company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the directors may determine.

Borrowing Powers

The board may exercise all the powers to borrow money and to mortgage or charge our undertaking, property and assets (present or future) and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities, whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

The board must restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure that the aggregate amount remaining outstanding of all monies borrowed by the Company and its subsidiaries shall not at any time, without the previous sanction of an ordinary resolution of the shareholders, exceed a sum equal to five (5) times the aggregate of:

•	the amount paid up on the issued share capital of the Company; and

•

the total of the capital and revenue reserves of the Company and its subsidiaries (including any share premium account, capital redemption reserve and credit balance on the profit and loss or income account) in each case, whether or not such amounts are available for distribution;

•	all as shown in the latest audited consolidated balance sheet, subject to certain adjustments.

Indemnity

Every director or other officer of our group may be indemnified against all costs, charges, expenses, losses and liabilities sustained or incurred by him or her in connection with the actual or purported execution and/or discharge of his or her duties (including those duties, powers and discretions in relation to any members of our group) including all costs, charges, expenses, losses and liabilities suffered or incurred in disputing, defending, investigating or providing evidence in connection with any actual or threatened claims or otherwise. Every director or other officer of our group may also be provided with funds to meet, or do anything to enable a director or other officer of the Company to avoid incurring, expenditure of the nature described in sections 205(1) or 206 of the Companies Act.

Exclusive Jurisdiction

Our articles of association provide that, unless we consent in writing to the selection of an alternative forum in the United States of America, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring shares, a shareholder submits all disputes between him or herself and us or our directors to the exclusive jurisdiction of the English courts.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (1) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (2) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

•

in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and

•

where the default shares represent at least 0.25% of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest and/or (b) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

We may purchase our own fully paid shares pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

The UK City Code on Takeovers and Mergers, or the Takeover Code, provides a framework within which takeovers of companies subject to it are conducted.

Following the cancellation of admission of our ordinary shares to trading on the AIM market of the London Stock Exchange in November 2021, or the AIM Delisting, the Takeover Code will only apply to us if we are considered by the Panel on Takeovers and Mergers, or the Takeover Panel, to have our place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the Takeover Code may be different from the way it is applied by the United Kingdom tax authorities. Under the Takeover Code, the Takeover Panel looks to where the majority of the directors of the company are resident, amongst other factors, for the purposes of determining where the company has its place of central management and control.

The Takeover Panel has confirmed that based on the composition of our board of directors following Alistair Gray’s retirement from the board, effective May 1, 2024, we are no longer subject to the Takeover Code. As a result, our shareholders are not currently entitled to the benefit of certain takeover offer protections provided under the Takeover Code. We believe that this position is unlikely to change at any time in the near future, but, in accordance with good practice, we will review the situation on a regular basis and consult with the Takeover Panel if there is any change in our circumstances which may have a bearing on whether the Takeover Panel would determine our place of central management and control to be in the United Kingdom.

We have incorporated certain takeover protections in our articles of association, which apply in circumstances where the Takeover Code does not apply to the company. A resolution was passed at the company’s annual general meeting held on May 17, 2024, to approve the continued application of these provisions until the 2025 annual general meeting of the company.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs representing our ordinary shares, other than withholding tax requirements. There is no limitation imposed by the laws of England and Wales or in our articles of association on the right of non-residents to hold or vote our shares.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of shareholder rights under the laws of Delaware and the laws of England and Wales.

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	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

Vacancies on the Board of Directors	Under the laws of England and Wales, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following our annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting (excluding any shares held as treasury shares).	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Quorum	Subject to the provisions of a company’s articles of association, the Companies Act provides that two ‘qualifying persons’ present at a meeting (in person, by proxy or authorized representative under the Companies Act (provided that the proxies and/or authorized representatives, represent different shareholders)) shall constitute	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specification in

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its

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date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the Companies Act, “equity securities,” being (1) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (2) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

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	indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he or she is convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with our activities as trustee of an occupational pension plan).	• any transaction from which the director derives an improper personal benefit.

Voting Rights	Under the laws of England and Wales, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or our articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under the laws of England and Wales, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by

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shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders in person or by proxy who, being entitled to vote, vote on the resolution.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations, or takeovers. These arrangements require:

•  the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•  the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under the laws of England and Wales, a director owes various statutory and fiduciary duties to the company, including:

•  to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole(and in doing so have regard (amongst other matters) to: (i) the likely consequences of any decision in the long-term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The

Number of Directors	ENGLAND AND WALES	DELAWARE

relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct, and (vi) the need to act fairly as between members of the company); avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•  to act in accordance with our constitution and only exercise his or her powers for the purposes for which they are conferred;

•  to exercise independent judgment;

•  to exercise reasonable care, skill, and diligence;

•  not to accept benefits from a third party conferred by reason of his or her being a director or doing, or not doing, anything as a director; and

•  a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits	Under the laws of England and Wales, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in our internal management. Notwithstanding this general position, the Companies Act provides that (1) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (2) a shareholder may bring a claim for a court order where our affairs have been or are

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

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being conducted in a manner that is unfairly prejudicial to some of its shareholders.

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Nasdaq Global Market Listing

Our ADSs are listed on The Nasdaq Global Market under the trading symbol “SLN.”

Registrar of Shares; Depositary for ADSs

Our share register is maintained by Link Market Services Limited. The share register reflects only registered holders of our ordinary shares. Our ordinary shares are not listed for trading on any securities exchange, and we do not plan to list our ordinary shares on any securities exchange.

Holders of ADSs representing our ordinary shares are not treated as our shareholders and their names will therefore not be entered in our share register. The Bank of New York Mellon acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is The Bank of New York Mellon, acting through an office located in England. Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section titled “Description of American Depositary Shares.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon is the depositary for the ADSs representing our ordinary shares. The Bank of New York Mellon ’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. Each ADS will represent three ordinary shares (or a right to receive three ordinary shares) deposited with The Bank of New York Mellon, acting through an office located in the United Kingdom, as custodian. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders, and you will not have shareholder rights. Shareholder rights are governed by the laws of England and Wales. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs has been determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR, which are filed as Exhibits 4.1 and 4.2, respectively.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses, or withholding of taxes. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash

The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Payment of Taxes.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Ordinary Shares

The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares.

If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions

The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of England and Wales and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

PERSONS DEPOSITING OR WITHDRAWING ORDINARY SHARES OR ADS HOLDERS MUST PAY:	FOR:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request.

Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, consolidation or other reclassification, or any merger, scheme of arrangement, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and, within 30 days, do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the ordinary shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Each holder of ADSs may be required from time to time to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.

MATERIAL TAX CONSIDERATIONS

A general summary of certain tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth or incorporated by reference in a prospectus supplement relating to the offering of those securities.

EXPENSES

The following sets forth all costs and expenses that we expect to incur in connection with the sale of the ADSs being registered hereby. All amounts shown are estimates.

SEC registration fee	$(1)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Printing expenses	$(2)
Miscellaneous expenses	$(2)

Total	$(2)

(1)

This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to England and Wales will be passed upon for us by Cooley (UK) LLP, London, England. Certain matters in respect of U.S. securities laws may be opined upon by Cooley LLP, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Cooley LLP and Cooley (UK) LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley (UK) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•	the claimant commenced proceedings in the courts of England and Wales and we were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law), or for a declaration or injunction;

•	the judgment was not procured by fraud;

•

the judgment was not obtained following a breach of a jurisdictional or arbitrational clause, unless with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement.

In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the we are or become subject to any insolvency or similar proceedings, or if we have any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the we may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.silence-therapeutics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024;

•

our Reports on Form 6-K furnished with the SEC on February 6, 2024 (including exhibits 99.1 and 99.2 thereto), April  15, 2024, April 29, 2024, May  1, 2024, May  16, 2024 (including exhibit 99.1 thereto), June  20, 2024 (including exhibit 99.1 thereto), June  24, 2024 (including exhibit 99.1 thereto), June  27, 2024 (excluding exhibits 99.1 and 99.2 thereto) and August 15, 2024 (including exhibit 99.1 thereto); and

•

the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-39487), filed with the SEC on September 2, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Silence Therapeutics plc

72 Hammersmith Road

London W14 8TH

United Kingdom

Tel: +44 20 3457 6900

Attention: Investor Relations

You may also access these documents on our website, www.silence-therapeutics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Silence Therapeutics plc

Ordinary Shares

(including Ordinary Shares Represented by American Depositary Shares)

PROSPECTUS

October 22, 2024

PROSPECTUS SUPPLEMENT

Silence Therapeutics plc

Up to $100,000,000

Ordinary Shares

(including Ordinary Shares Represented by American Depositary Shares)

We previously entered into a certain Open Market Sale AgreementSM, or sales agreement, with Jefferies LLC, or Jefferies, dated October 15, 2021, relating to the sale of American Depositary Shares, or ADSs, representing ordinary shares, nominal value £0.05 each, of Silence Therapeutics plc offered by this prospectus supplement. Each ADS represents the right to receive three ordinary shares. In accordance with the terms of the sales agreement, we may offer and sell ADSs having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our agent.

The ADSs that may be offered and sold pursuant to this prospectus supplement were previously registered pursuant to an effective Registration Statement on Form F-3 (File No. 333-260265), or Prior Registration Statement, filed with the Securities and Exchange Commission, or SEC, on October 15, 2021, and a prospectus supplement to the Prior Registration Statement, filed with the SEC on October 22, 2021. As of the date of this prospectus supplement, we will not make any further offers or sales of our ADSs pursuant to the Prior Registration Statement.

Our ADSs representing our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “SLN.” On October 21, 2024, the closing price of our ADSs on The Nasdaq Global Market was $17.97 per ADS.

Sales of the ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of three percent (3.0%) of the gross sales price per share sold. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are currently an “emerging growth company” and a “foreign private issuer,” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. As of June 30, 2024, we did not meet the requirements for eligibility as a foreign private issuer or emerging growth company. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer.”

Investing in these securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission, the U.K. Financial Conduct Authority, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is October 22, 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus describes the specific terms of this offering of ADSs and also adds to and updates the documents incorporated by reference into this prospectus.

This prospectus supplement and the documents incorporated into this prospectus supplement by reference include important information about us, the securities being offered and other information you should know before investing in our securities. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “Silence,” “Silence Therapeutics,” “the Company,” “we,” “us” and “our” refer to Silence Therapeutics plc together with its subsidiaries. In this prospectus supplement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. All references to “shares” in this prospectus refer to ordinary shares of Silence Therapeutics plc with a nominal value of £0.05 per share.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

S-ii

We are a public limited company incorporated under the laws of England and Wales. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As of June 30, 2024, we did not meet the requirements for eligibility as a foreign private issuer. Therefore, as of January 1, 2025, we are required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. Further, as of December 31, 2024, we will no longer qualify as an “emerging growth company” and, as a result, we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

S-iii

TRADEMARKS

This prospectus supplement includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in pounds sterling and report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. All references in this prospectus supplement to “$” are to U.S. dollars and all references to “£” are to pounds sterling. Except with respect to U.S. dollar amounts presented as contractual terms or otherwise indicated, all amounts presented in this prospectus supplement in U.S. dollars have been translated from pounds sterling solely for convenience at an assumed exchange rate of $1.26 per £1.00, based on the noon buying rate of the Federal Reserve Bank of New York on June 28, 2024. We make no representation that any pounds sterling or U.S. dollar amounts referred to in this prospectus supplement could have been, or could be, converted into U.S. dollars or pounds sterling, as the case may be, at any particular rate, or at all. These translations should not be considered representations that any such amounts have been, could have been or could be converted from pounds sterling into U.S. dollars at that or any other exchange rate as of that or any other date.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. Additionally, numerical figures under £100,000 have been rounded to the nearest thousand in this prospectus supplement.

All references to “shares” or “ordinary shares” in this prospectus refer to ordinary shares of Silence Therapeutics plc with a nominal value of £0.05 per share.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ordinary shares and ADSs discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Overview

We are a biotechnology company focused on discovering and developing novel molecules incorporating short interfering ribonucleic acid, or siRNA, to inhibit the expression of specific target genes thought to play a role in the pathology of diseases with significant unmet medical need. Our siRNA molecules are designed to harness the body’s natural mechanism of RNAi by specifically binding to and degrading messenger RNA, or mRNA, molecules that encode specific targeted disease-associated proteins in a cell. By degrading the message that encodes the disease-associated protein, the production of that protein is reduced and its level of activity is lowered. In the field of RNAi therapeutics, this reduction of disease-associated protein production and activity is referred to as “gene silencing.” Our proprietary mRNAi GOLD™ (GalNAc Oligonucleotide Discovery) platform consists of precision engineered product candidates designed to accurately target and ‘silence’ specific disease-associated genes in the liver. Using our mRNAi GOLD™ platform, we have generated siRNA product candidates both for our internal development pipeline as well as for out-licensed programs with third-party collaborators. Our wholly owned pipeline is currently focused in therapeutic areas of high unmet need, including cardiovascular disease, hematology and other rare diseases.

Implications of Being an Emerging Growth Company

We are currently an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

As of June 30, 2024, the market value of our ordinary shares held by non-affiliates exceeded $700.0 million. As a result, as of December 31, 2024, we will be a large accelerated filer and we will no longer qualify as an “emerging growth company” and we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules.

As of June 30, 2024, we did not meet the requirements for eligibility as a foreign private issuer. Therefore, as of January 1, 2025, we are required us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers as of January 1, 2025, which are more detailed and extensive than the requirements for foreign private issuers. We will have to prepare our financial statements in accordance with U.S. GAAP, resulting in financial statements that are different from our historical financial statements, which may make it more difficult for investors to compare our financial performance over time. We will be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws may be significantly higher as a domestic reporting company; as a result, our legal and financial compliance costs will increase and may be more time consuming. We will also be required to update this registration statement to comply with the form requirements applicable to a domestic issuer, to the extent that we are required or otherwise elect to maintain the effectiveness of this registration statement at that time.

Corporate History and Information

We were incorporated as a public limited company under the laws of England and Wales on November 18, 1994 under the name Stanford Rook Holdings plc with company number 2992058. In July 2005, we acquired Atugen AG, a company specializing in siRNA. On April 26, 2007, we changed our name to Silence Therapeutics plc. Our principal executive offices are located at 72 Hammersmith Road, London W14 8TH, United Kingdom and our telephone number is +44 (0)20-3457-6900. Our registered office address is 27 Eastcastle Street, London, W1W 8DH, United Kingdom.

Our website address is www.silence-therapeutics.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. Our agent for service of process in the United States is Silence Therapeutics Inc., 221 River Street, 9th Floor, Hoboken, New Jersey 07030.

THE OFFERING

ADSs offered by us	American Depositary Shares representing our ordinary shares having an aggregate offering price of up to $100,000,000.

ADSs to be outstanding immediately after this offering:	Up to 52,362,654 ADSs (as more fully described in the notes following this table), assuming sales of 5,564,830 ADSs in this offering at an offering price of $17.97 per share, which was the last reported sale price of our ADSs on The Nasdaq Global Market on October 21, 2024. The actual number of ADSs issued will vary depending on how many ADSs we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-14.

American Depositary Shares	Each ADS represents three ordinary shares. You will have the rights of an ADS holder as provided in the deposit agreement among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the “Description of American Depositary Shares” section of this prospectus supplement and the deposit agreement incorporated by reference into the registration statement of which this prospectus supplement forms a part.

ADS Depositary	The Bank of New York Mellon.

Use of Proceeds	We intend to use the net proceeds from the offering, if any, together with our existing cash, for working capital and general corporate purposes, including advancement in clinical trials and expansion of pipeline programs.

See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors	See “Risk Factors” and the other information included in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

Nasdaq Global Market symbol	“SLN.”

The number of ordinary shares issued and outstanding is based on 140,393,470 of our ordinary shares outstanding as of June 30, 2024, and excludes:

•

4,645,062 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under our 2023 Employee Incentive Plan, or the EIP, as of June 30, 2024, at a weighted average exercise price of £4.18 per share;

•

11,749,287 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under our 2018 Employee Long Term Incentive Plan, or the Employee LTIP, as of June 30, 2024, at a weighted average exercise price of £4.61 per share;

•

1,451,997 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the Non-Employee Long Term Incentive Plan, or the Non-Employee LTIP, as of June 30, 2024, at a weighted average exercise price of £3.82 per share;

•

109,569 ordinary shares issuable upon the exercise of outstanding options under our other employee option plans pre-dating the Employee LTIP, as of June 30, 2024, at a weighted average exercise price of £2.28 per share;

•

2,532,267 ordinary shares reserved for issuance pursuant to the Employee LTIP and the Non- Employee LTIP, which amount is equal to 20,488,182 ordinary shares less the shares issuable upon the exercise of outstanding options as of June 30, 2024, as described in the preceding bullets; and

•

additional shares reserved for issuance under the Employee LTIP and the Non-Employee LTIP upon provisions of the plans that automatically increase the number of shares reserved for issuance, beginning on January 1, 2021 and continuing until January 1, 2028, in an amount equal to 5% of the total number of our outstanding ordinary shares on the immediately preceding December 31.

RISK FACTORS

Investing in our ordinary shares and ADSs involves a high degree of risk. Before you invest in the ordinary shares or ADSs, you should consider carefully the risks described below and discussed in our amended Annual Report on Form 20-F filed on March 13, 2024, which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus supplement and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in the ADSs. If any of the following risks actually occurs, our business, results of operations, cash flows, financial condition and/or prospects could suffer materially. In such event, the trading price of the ordinary shares and ADSs could decline, which would cause you to lose all or part of your investment. Please also see “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and These Securities

Investors in the offering will experience immediate and substantial dilution in the book value of their investment.

The price per ADS being offered may be higher than the net tangible book value per ADS outstanding prior to this offering. Accordingly, if you invest in the ordinary shares or ADSs in the offering, you will incur immediate substantial dilution of $13.62 per ADS (based on the net tangible book value per share underlying the ADSs), based on an assumed offering price of $17.97 per ADS, and our pro forma net tangible book value as of June 30, 2024. For a further description of the dilution that you will experience immediately after the offering, see “Dilution.”

The ADSs offered under this prospectus may be sold in “at-the-market offerings,” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs under this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of ADS sales made at prices lower than the prices they paid.

An active trading market for our ADSs has been developed but may not be sustained and you may not be able to resell your ADSs at or above the price you pay for them, if at all.

While our ADSs have been listed on Nasdaq since September 8, 2020, there can be no assurance that an active trading market for the ADSs will be sustained. The lack of an active trading market may also reduce the fair market value of the ADSs.

The actual number of ADSs we sell, if any, under the sales agreement and the resulting gross proceeds is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Jefferies at any time throughout the term of the sales agreement. The number of ADSs that are sold by Jefferies after delivering a sales notice will fluctuate based on the market price of ADSs during the sales period and limits we set with Jefferies, as well as any limits under applicable law or exchange listing rules. Because the price per each ADS sold, if any, will fluctuate based on the market price of the ADSs during the terms of the sales agreement, it is not possible at this stage to predict the number of ADSs that will ultimately be issued, if any.

We have broad discretion over the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not enhance our operating results or the price of the ordinary shares or ADSs.

Our board of directors and management will have broad discretion over the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in ways with which our shareholders and holders of ADSs disagree or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering, together with our existing cash resources as described in “Use of Proceeds.” However, our use of these proceeds may differ substantially from our current plans. Failure by our management to apply these funds effectively could harm our business, results of operations, cash flows, financial condition and/or prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Risks Related to Our Securities

If a U.S. Holder is treated as owning at least 10% of our ordinary shares or ADSs, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our ordinary shares or ADSs, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. Because our group currently includes at least one U.S. subsidiary, under current law, any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the U.S. Code, or the Code. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in ordinary shares or ADSs.

Holders of our ADSs are not treated as holders of our ordinary shares.

By participating in this offering you will become a holder of ADSs with underlying ordinary shares in a company incorporated under English law. Holders of ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement among us, The Bank of New York Mellon, or the depositary, and all holders and beneficial owners of ADSs issued thereunder, or the deposit agreement, and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying our ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement.

Holders of our ADSs will not have the same voting rights as the holders of our ordinary shares, and may not receive voting materials or any other documents that would need to be provided to our shareholders pursuant to English corporate law, including the UK Companies Act 2006, or Companies Act 2006, in time to be able to exercise their right to vote.

Except as described in the deposit agreement, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon our request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders. We cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs.

Otherwise, ADS holders will not be able to exercise their right to vote, unless they withdraw the ordinary shares underlying the ADSs they hold. However, ADS holders may not know about the meeting far enough in advance to withdraw those ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. As a result, ADS holders may not be able to exercise their right to vote, and there may be nothing they can do if the ordinary shares underlying their ADSs are not voted as they requested or if their shares cannot be voted.

Fluctuations in the exchange rate between the U.S. dollar and the pound sterling may increase the risk of holding our ADSs.

Our ADSs trade on the Nasdaq Global Market in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the pound sterling may result in temporary differences between the value of our ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences.

In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the pound sterling, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in the UK of any ordinary shares withdrawn from the depositary and the U.S. dollar equivalent of any cash dividends paid in pounds on our ordinary shares represented by ADSs could also decline.

Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended, that reflect our current expectations and views of future events. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases, such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Forward-looking statements include, but are not limited to, statements regarding:

•

the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of preclinical studies or clinical trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•	our plans to collaborate, or statements regarding the ongoing collaborations, with third parties;

•	our plans to research, develop, manufacture and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our ability to raise additional capital;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	the loss of our emerging growth company status as of December 31, 2024;

•	the loss of our foreign private issuer status effective as of January 1, 2025;

•

our belief that our existing cash, cash equivalents and future anticipated milestone payments from our existing collaborations will be sufficient to fund our operating expenses and capital expenditure requirements into 2026;

•	regulatory developments in the United States, United Kingdom, European Union and other jurisdictions

•	the anticipated use of proceeds from this offering, if any; and

•	any other factors which may impact our financial results or future trading prices of our ADSs.

You should refer to the section entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement and the documents we incorporated by reference, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell our ADSs having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of ADSs sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ADSs under or fully utilize the sales agreement with Jefferies as a source of financing. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, including advancement in clinical trials and expansion of pipeline programs.

Our management will have broad discretion over the use of the net proceeds from the offering. The amounts and timing of our expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing, cost and success of preclinical studies and ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through our existing collaborations and future collaborations, if any, and any unforeseen cash needs.

Pending our use of proceeds from this offering as described above, we may initially invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade and interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any dividends on any class of our issued share capital. We intend to retain any earnings for use in our business and do not currently intend to pay dividends on our ordinary shares. The declaration and payment of any future dividends will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, any future debt agreements or applicable laws and other factors that our board of directors may deem relevant.

Under the laws of England and Wales, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital. See “Description of Share Capital and Articles of Association” for additional information.

If we pay any dividends on our ordinary shares, we will pay those dividends, which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares—Dividends and Other Distributions” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering.

Our net tangible book value as of June 30, 2024 was $132.0 million (£104.6 million), or $2.82 per ADS. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our ordinary shares outstanding as of June 30, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of ADSs in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after giving effect to this offering.

After giving effect to the sale of the ADSs in the aggregate amount of $100 million in this offering at an assumed offering price of $17.97 per ADS, the last reported sale price of the ADSs on the Nasdaq Global Market on October 21, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $227.8 million (£180.4 million), or $4.35 per ADS. This represents an immediate increase in net tangible book value of $1.53 per ADS to existing shareholders and holders of ADSs and an immediate dilution in net tangible book value of $13.62 per ADS to new investors purchasing the ADSs in this offering.

Assumed public offering price per ADS		$17.97
Historical net tangible book value per ADS as of June 30, 2024	$2.82
Increase in net tangible book value per ADS attributable to this offering	$1.53
As adjusted net tangible book value per ADS as of June 30, 2024, after giving effect to this offering		$4.35
Dilution per share to new investors purchasing ADSs in this offering		$13.62

The ADSs sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $17.97 per ADS shown in the table above, assuming all of the ADSs in the aggregate amount of $100 million is sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $4.37 per ADS and would increase the dilution in net tangible book value per ADS to new investors to $14.60 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the ADSs are sold from the assumed offering price of $17.97 per ADS shown in the table above, assuming all of the ADSs in the aggregate amount of $100 million is sold at that price, would decrease our as adjusted net tangible book value per ADS after the offering to $4.32 per ADS and would decrease the dilution in net tangible book value per ADS to new investors to $12.65 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of ordinary shares issued and outstanding is based on 140,393,470 of our ordinary shares outstanding as of June 30, 2024, and excludes:

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4,645,062 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under our 2023 Employee Incentive Plan, or the EIP, as of June 30, 2024, at a weighted average exercise price of £4.18 per share;

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11,749,287 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under our 2018 Employee Long Term Incentive Plan, or the Employee LTIP, as of June 30, 2024, at a weighted average exercise price of £4.61 per share;

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1,451,997 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the Non-Employee Long Term Incentive Plan, or the Non-Employee LTIP, as of June 30, 2024, at a weighted average exercise price of £3.82 per share;

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109,569 ordinary shares issuable upon the exercise of outstanding options under our other employee option plans pre-dating the Employee LTIP, as of June 30, 2024, at a weighted average exercise price of £2.28 per share;

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2,532,267 ordinary shares reserved for issuance pursuant to the Employee LTIP and the Non- Employee LTIP, which amount is equal to 20,488,182 ordinary shares less the shares issuable upon the exercise of outstanding options as of June 30, 2024, as described in the preceding bullets; and

•

additional shares reserved for issuance under the Employee LTIP and the Non-Employee LTIP upon provisions of the plans that automatically increase the number of shares reserved for issuance, beginning on January 1, 2021 and continuing until January 1, 2028, in an amount equal to 5% of the total number of our outstanding ordinary shares on the immediately preceding December 31.

To the extent that we issue additional ADSs or ordinary shares in the future, there will be further dilution to shareholders and the holders of ADSs. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders and the holders of ADSs.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, or the sales agreement with Jefferies, under which we may offer and sell our ADSs from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement we may offer and sell up to $100,000,000 of our ADSs. Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block trades.

Each time we wish to issue and sell ADSs under the sales agreement, we will notify Jefferies of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ADSs up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our ADSs are subject to a number of conditions that we must meet.

The settlement of sales of ADSs between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to three percent (3.0%) of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless Jefferies otherwise agrees. In addition, we estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement and ADS issuance fees payable to the depositary bank, will be approximately $1,260,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our ADSs are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten Trading Days’ (as defined in the sales agreement) prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus electronically.

The address of Jefferies LLC is 520 Madison Avenue New York, New York 10022.

MATERIAL TAX CONSIDERATIONS

In addition to the information included below with respect to the material U.S. Federal Income Tax Considerations for U.S. Holders, the material U.K. tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus may be found in the section entitled “Additional Information – Taxation,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds our ordinary shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, the special tax accounting rules in Section 451(b) of the Code, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding ordinary shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares or ADSs;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	regulated investment companies or real estate investment trusts;

•	persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

•	persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holding ordinary shares or ADSs and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of ordinary shares or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the United Kingdom and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares or ADSs who is eligible for the benefits of the Treaty and is:

(1)	a citizen or individual resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares or ADSs in their particular circumstances.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, generally no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

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at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For purposes of this test, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).

We do not believe we were a PFIC for our taxable year ended December 31, 2023. Regardless, no assurances regarding our PFIC status can be provided for any past, current or future taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on a variety of factors that are subject to uncertainty, including the characterization of certain intercompany payments and payments from tax authorities, transactions we enter into in the future and our corporate structure. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS would not successfully challenge our position. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale is made, a U.S. Holder will be deemed to have sold the ordinary shares or ADSs the U.S. Holder holds at their fair market value on the last day of the last taxable year for which we are a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares or ADSs. U.S. Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ordinary shares or ADSs, unless (1) such U.S. Holder makes a “qualified electing fund” election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC, or (2) our ordinary shares or ADSs constitute “marketable stock” and such U.S. Holder makes a mark-to-market election (as discussed below). Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares or ADSs will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares or ADSs;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares or ADSs cannot be treated as capital gains, even if a U.S. Holder holds the ordinary shares or ADSs as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to our subsidiaries.

If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. However, a U.S. Holder can only make a QEF Election with respect to ordinary shares or ADSs in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We do not currently expect to provide such information in the event that we are classified as a PFIC.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to our ordinary shares or ADSs by making a mark-to-market election with respect to the ordinary shares or ADSs, provided that the ordinary shares or ADSs are “marketable stock.” Ordinary shares or ADSs will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our ADSs are listed on Nasdaq and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares or ADSs.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of our ordinary shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares or ADSs over the fair market value of the ordinary shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares or ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisers as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisers regarding the requirements of filing such information returns under these rules.

Taxation of Distributions

Subject to the discussion above under “Passive Foreign Investment Company Rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment may not apply if we are treated as a PFIC with respect to the U.S. Holder. The amount of the dividend will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ordinary shares or ADSs or rights to acquire ordinary shares or ADSs) will be the fair market value of such property on the date of distribution. For foreign tax credit purposes, our dividends will generally be treated as passive category income.

Sale or Other Taxable Disposition of Ordinary Shares and ADSs

Subject to the discussion above under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares or ADSs.

U.K. Taxation

The following is intended as a general guide to current U.K. tax law and HM Revenue & Customs, or HMRC, published practice applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from U.K. taxation. It is written on the basis that we do not (and will not) directly or indirectly derive 75% or more of our qualifying asset value from U.K. land, and that we are and remain solely resident in the United Kingdom for tax purposes and will therefore be subject to the U.K. tax regime and not the U.S. tax regime save as set out above under “Material U.S. Federal Income Tax Considerations for U.S. Holders.”

Except to the extent that the position of non-U.K. resident persons is expressly referred to, this guide relates only to persons who are resident (and, in the case of individuals, domiciled or deemed domiciled and to whom split-year treatment does not apply) for tax purposes solely in the United Kingdom and do not have a permanent establishment, branch, agency (or equivalent) or fixed base in any other jurisdiction with which the holding of the ADSs is connected, or U.K. Holders, who are absolute beneficial owners of the ADSs (where the ADSs are not held through an Individual Savings Account or a Self-Invested Personal Pension) and who hold the ADSs as investments.

This guide may not relate to certain classes of U.K. Holders, such as (but not limited to):

•	persons who are connected with the company;

•	financial institutions;

•	insurance companies;

•	charities or tax-exempt organizations;

•	collective investment schemes;

•	pension schemes;

•	market makers, intermediaries, brokers or dealers in securities;

•	persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been officers or employees of the company or any of its affiliates; and

•	individuals who are subject to U.K. taxation on a remittance basis.

The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for U.K. purposes as that person’s own income) for U.K. direct tax purposes.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.K. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT OR DOMICILED PERSONS ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.

Dividends

Withholding Tax

Dividends paid by us will not be subject to any withholding or deduction for or on account of U.K. tax.

Income Tax

An individual U.K. Holder may, depending on his or her particular circumstances, be subject to U.K. tax on dividends received from the company. An individual holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. income tax on dividends received from the company unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency to which the ADSs are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as some brokers and investment managers.

All dividends received by an individual U.K. Holder from us or from other sources will form part of that U.K. Holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £500 of taxable dividend income received by the individual U.K. Holder in a tax year. Income within the nil rate band will be taken into account in determining whether income in excess of the £500 tax-free allowance falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 8.75% to the extent that the excess amount falls within the basic rate tax band, 33.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band.

Corporation Tax

A corporate holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the ADSs are attributable.

Corporate U.K. Holders should not be subject to U.K. corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of any dividends (at the main rate of 25% for companies with profits in excess of £250,000, or the small profits rate of 19% for companies with profits of £50,000 or less, with marginal relief from the main rate available to companies with profits between £50,000 and £250,000 subject to meeting certain criteria).

Chargeable Gains

A disposal or deemed disposal of ADSs by a U.K. Holder may, depending on the U.K. Holder’s circumstances and disposal or deemed disposal of ADSs by a U.K. Holder may, depending on the U.K. Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of U.K. capital gains tax and corporation tax on chargeable gains.

If an individual U.K. Holder who is subject to U.K. income tax at either the higher or the additional rate is liable to U.K. capital gains tax on the disposal of ADSs, the current applicable rate will be 20%. For an individual U.K. Holder who is subject to U.K. income tax at the basic rate and liable to U.K. capital gains tax on such disposal, the current applicable rate would be 10%, save to the extent that any capital gains when aggregated with the U.K. Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20%.

If a corporate U.K. Holder becomes liable to U.K. corporation tax on the disposal (or deemed disposal) of ADSs, U.K. corporation tax would apply (at the main rate of 25% for companies with profits in excess of £250,000, or the small profits rate of 19% for companies with profits of £50,000 or less, with marginal relief from the main rate available to companies with profits between £50,000 and £250,000 subject to meeting certain criteria).

A holder of ADSs which is not resident for tax purposes in the United Kingdom should not normally be liable to U.K. capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which the ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the United Kingdom for a period of less than five years and who disposes of ADSs during that period may be liable on his or her return to the United Kingdom to U.K. tax on any capital gain realized (subject to any available exemption or relief).

Stamp Duty and Stamp Duty Reserve Tax

The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.

Issue of Ordinary Shares

No U.K. stamp duty or stamp duty reserve tax, or SDRT, is payable on the issue of the underlying ordinary shares in the company.

Transfers of Ordinary Shares

An unconditional agreement to transfer ordinary shares in certificated form will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be canceled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

An unconditional agreement to transfer ordinary shares to, or to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services will generally be subject to SDRT (or, where the transfer is effected by a written instrument, stamp duty) at a higher rate of 1.5% of the amount or value of the consideration given for the transfer unless the clearance service has made and maintained an election under section 97A of the U.K. Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC.

However, no stamp duty or SDRT is payable where the transfer of ordinary shares to a clearance service or depositary receipt system satisfies the conditions of an exemption, which will generally be the case if the transfer occurs in the course of qualifying capital-raising arrangements.

Any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.

Issue of ADSs

No U.K. stamp duty or SDRT is payable on the issue of ADSs in the company.

Transfers of ADSs

No SDRT should be required to be paid on a paperless transfer of ADSs through the clearance service facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.

No U.K. stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.

LEGAL MATTERS

The validity of the ordinary shares registered hereby and certain other matters of the laws of England and Wales will be passed upon for us by Cooley (UK) LLP, London, England and matters of U.S. securities law will be passed upon by Cooley LLP, New York, New York. English, Welsh and U.S. legal counsel to the sales agent in connection with this offering is Goodwin Procter LLP (UK), London, United Kingdom and Goodwin Procter LLP, New York, New York, respectively.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Cooley LLP and Cooley (UK) LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley (UK) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•	the claimant commenced proceedings in the courts of England and Wales and we were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law), or for a declaration or injunction;

•	the judgment was not procured by fraud;

•

the judgment was not obtained following a breach of a jurisdictional or arbitrational clause, unless with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement.

In addition, it may not be possible to obtain an English judgment or to enforce that judgment if we are or become subject to any insolvency or similar proceedings, or if we have any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, we may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying base prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.silence-therapeutics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement and the registration statement of which this prospectus supplement is a part incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024;

•

our Reports on Form 6-K furnished with the SEC on February 6, 2024 (including exhibits 99.1 and 99.2 thereto), April  15, 2024, April 29, 2024, May  1, 2024, May  16, 2024 (including exhibit 99.1 thereto), June  20, 2024 (including exhibit 99.1 thereto), June  24, 2024 (including exhibit 99.1 thereto), June  27, 2024 (excluding exhibits 99.1 and 99.2 thereto) and August 15, 2024 (including exhibit 99.1 thereto); and

•

the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-39487), filed with the SEC on September 2, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus supplement forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Silence Therapeutics plc

72 Hammersmith Road

London W14 8TH

United Kingdom

Tel: +44 20 3457 6900

Attention: Investor Relations

You may also access these documents on our website, www. silence-therapeutics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $100,000,000

Ordinary Shares

(Represented by American Depositary Shares)

PROSPECTUS

Jefferies

October 22, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Members of the registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the registrant’s articles of association:

Current and former members of the registrant’s board of directors or officers shall be:

•

indemnified out of the assets of the registrant against all costs, charges, expenses, losses or liabilities, or Liabilities, which he or she may sustain or incur in or about his or her actual or purported execution and/or discharge of his or her duties (including those duties, powers and discretions in relation to any Group Company (as defined in article 97.2 of the registrant’s articles of association) or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act)) and/or the actual or purported exercise of his or her powers or discretions and/or otherwise thereto or in connection therewith, including (without prejudice to the generality of the foregoing) and Liability suffered or incurred by him or her in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations or proceedings, whether civil, criminal or regulatory or in connection with any application under section 661(3) or (4) or section 1157 of the Companies Act; and

•	provided with funds to meet, or do anything to enable a director or other officer of the Company to avoid incurring, expenditure of the nature described in sections 205(1) or 206 of the Companies Act.

In the case of current or former members of the registrant’s board of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification or funding as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

Item 9. Exhibits.

EXHIBIT INDEX

EXHIBITS NUMBER	DESCRIPTION OF EXHIBIT

1.1*	Form of Underwriting Agreement

1.2	Open Market Sale AgreementSM by and between the Registrant and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 (File No. 333-260265) filed with the Commission on October 15, 2021)

3.1	Articles of Association of Silence Therapeutics plc (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1(File No. 333-248203) filed with the Commission on August 20, 2020)

4.1	Deposit Agreement, by and among the registrant and The Bank of New York Mellon and the Owners and Holders of American Depositary Shares, dated September 4, 2020 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (File No. 333-254021) filed with the Commission on March 8, 2021)

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in exhibit 4.1)

5.1	Opinion of Cooley (UK) LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

107	Filing Fee Table

*	To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i),(ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication

(7)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on October 22, 2024.

SILENCE THERAPEUTICS PLC

By:	/s/ Craig Tooman
Craig Tooman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig Tooman and Rhonda Hellums, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3 together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement on Form F-3 or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Tooman Craig Tooman	President and Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2024

/s/ Rhonda Hellums Rhonda Hellums	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 22, 2024

/s/ Iain Ross Iain Ross	Non-Executive Chairman	October 22, 2024

/s/ Dave Lemus Dave Lemus	Director	October 22, 2024

Michael Davidson, MD, FACC, FNLA	Director	October 22, 2024

/s/ James Ede-Golightly James Ede-Golightly	Director	October 22, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Silence Therapeutics plc, has signed this registration statement on Form F-3 on October 22, 2024.

SILENCE THERAPEUTICS INC.

By:	/s/ Rhonda Hellums
Name:	Rhonda Hellums
Title:	Authorized Signatory